Exhibit 99.1

Financial Contact:	Dennis Story
SVP and Chief Financial Officer
678.597.7116
dstory@manh.com

Media Contact:	Terrie O’Hanlon
SVP and Chief Marketing Officer
678.597.7120
tohanlon@manh.com
Manhattan Associates Reports Record Fourth Quarter
Revenue and Full Year Revenue and Earnings
Q4 GAAP EPS increased 94%; Adjusted EPS increased 19%
ATLANTA — February 5, 2008 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH), today reported record fourth quarter 2007 revenue and full year 2007 revenue and earnings. Manhattan Associates’ fourth quarter GAAP diluted earnings per share were $0.33, a 94% increase over the fourth quarter of 2006 on revenue of $85.0 million, a 12% increase. On a non-GAAP basis, adjusted diluted earnings per share were $0.37, a 19% increase over the fourth quarter of 2006.
FOURTH QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2007 fourth quarter results, as compared to the 2006 fourth quarter, follow:
•	Consolidated revenue increased 12% to $85.0 million. Excluding the impact of currency changes, revenue increased 10%.
-	License revenue totaled $18.6 million, a 2% decrease.

-	Services revenue totaled $57.1 million, increasing 14%.
•	GAAP Operating income increased 38% to $11.5 million. Excluding the impact of currency changes, GAAP operating income increased 46%;

•	Operating income, on a non-GAAP basis, increased 1% to $13.3 million. Excluding the impact of currency changes, operating income on a non-GAAP basis increased 6%.

•	GAAP diluted earnings per share increased 94% to $0.33.

•	Adjusted diluted earnings per share increased 19% to $0.37 per share.

•	Cash Flow from Operations was $15.7 million, a record fourth quarter, with Days Sales Outstanding of 79 days.

•	Cash and Investments on Hand at December 31, 2007 was $72.8 million.

•	The Company repurchased 896,060 common shares totaling $25 million at an average share price of $27.90 in the quarter. The Company has $25 million of remaining share repurchase authority.
FULL YEAR FINANCIAL HIGHLIGHTS:
Summarized highlights of the full year 2007, as compared to the full year of 2006, follow:
•	Consolidated revenue increased 17% to $337.4 million. Excluding the impact of currency changes, revenue increased 15%.
-	License revenue was $73.0 million, a 10% increase.

-	Services revenue totaled $226.2 million, increasing 16%.
•	GAAP operating income increased 40% to $43.1 million. Excluding the impact of currency changes, GAAP operating income increased 45%.
•	On a non-GAAP basis, operating income increased 12% to $50.5 million. Excluding the impact of currency changes operating income on a non-GAAP basis increased 15%.

•	GAAP diluted earnings per share increased 64% to $1.13.

•	Adjusted diluted earnings per share, on a non-GAAP basis, increased 20% to $1.30.

•	The Company repurchased 3.6 million common shares totaling $100 million at an average share price of $28.05.
“The fourth quarter of 2007 closes the most successful year in the history of the company and marks our 13th consecutive quarter of double digit revenue growth,” said Pete Sinisgalli, president and CEO. “As important, during 2007 we significantly strengthened the company and improved our market position. We expect to continue to enhance our market position and improve our financial results throughout 2008.”
Significant sales-related achievements during the quarter include:
•	New customers such as Anna’s Linens, B&R Enclosures Pty Ltd, CSS Industries, Inc. Gainey Transportation Services, Inc., J. Knipper Company, Inc., Korus Consulting (Alternativa), Metersbonwe, Olgerdin Egil Skallagrimsson ehf, Orchard Supply Hardware LLC, Promotech Research Associates, Inc., Shanghai Metersbonwe Fashion & Accessories Co., Ltd., SPAR Retail, Trading Company Brozex, Tiendas Chedraui SA de CV, Washington Metro Area Transit Authority, Whirlpool Corporation, and Vitamin Shoppe Industries, Inc,.

•	Expanding partnerships with existing customers such as Aaron Rents, Inc., ABX Logistics, American Eagle Outfitters, Inc., Belk, Inc., Casual Male Retail Group, Inc., Conair Corporation, Converse, Inc., DHL / Exel Inc., Dick’s Sporting Goods, Inc., Electronics for Imaging, Elektra del Milenio SA de CV, ElektroKompletServis, Fiskars Brands, Inc., GoldToeMoretz LLC, Hospira, Inc., IP Budin, John Paul Mitchell Systems, Jones Apparel Group, Inc., KGL Logistics, Kohl & Frisch, Ltd., Liberty Hardware Mfg. Corp., Matahari, McKesson Canada Corporation, NYK Logistics, Nestlé Nespresso, Production Tool Supply Company, PT Mataharii Putra Prima, Safeway, Inc., Shenzheng

Easttop Trade & Logistics, Teters Floral Products, Inc., Teva Pharmaceuticals USA, Inc., TNT Fashion Logistics BV and VWR International LLC.

•	Closing three large contracts, each of which generated $1 million or more in recognized license revenue.
2008 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the first quarter and full year 2008. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q1 2008 - diluted earnings per share	$0.17	$0.23	-11%	21%
Full year 2008 - diluted earnings per share	$1.26	$1.32	12%	17%

Adjusted Earnings Per Share
Q1 2008 - diluted earnings per share	$0.22	$0.28	-4%	22%
Full year 2008 - diluted earnings per share	$1.47	$1.53	13%	18%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning March 15, 2008, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2008 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of April 2008.
CONFERENCE CALL
The Company’s conference call regarding its fourth quarter and year end financial results will be held at 4:30 p.m. Eastern Time on Tuesday, February 5, 2008 after the market closes. Investors are invited to listen to a live Web cast of the conference call through the investor relations section of Manhattan Associates’ Web site. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing +1.800.642.1687 in the U.S. or Canada and +1.706.645.9291 outside the U.S., and entering the conference identification number 16923337, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be archived at Manhattan Associates’ Web site.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results. We consequently believe that the presentation of these non-GAAP financial measures provides investors with useful insight into our profitability exclusive of non-GAAP adjustments. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended December 31, 2007.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense under SFAS 123(R), the severance, settlement charges, and asset impairment charges recorded in the same period, all net of income tax effects. A reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
About Manhattan Associates, Inc.
Manhattan Associates continues to deliver on its 17 year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. Manhattan SCOPE™ (Supply Chain Optimization from Planning to Execution) is a portfolio of software solutions and technology that helps organizations optimize their supply chains from planning through execution. SCOPE’s Supply Chain Process Platform provides the foundation for five Supply Chain Solution Suites: Planning and Forecasting, Inventory Optimization, Order Lifecycle Management, Transportation Lifecycle Management and Distribution Management. Visibility, Event Management and Supply Chain Intelligence Platform Applications inform all Solution Suites, while X-Suite Solutions combine solutions or their components to address specific supply chain challenges. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
License	$18,577	$19,003	$73,031	$66,543
Services	57,053	49,879	226,153	194,521
Hardware and other	9,363	6,988	38,217	27,804

Total Revenue	84,993	75,870	337,401	288,868

Costs and Expenses:
Cost of license	1,289	1,386	5,334	5,796
Cost of services	28,127	23,519	109,758	93,427
Cost of hardware and other	7,757	6,187	32,268	24,515
Research and development	11,278	11,070	46,594	41,468
Sales and marketing	13,229	11,870	53,406	45,888
General and administrative	8,440	7,280	33,366	29,143
Depreciation and amortization	3,356	3,333	13,617	13,247
Settlement charges	—	2,856	—	2,856
Asset impairment charge	—	—	—	270
Acquisition-related charges	—	—	—	1,503

Total costs and expenses	73,476	67,501	294,343	258,113

Operating income	11,517	8,369	43,058	30,755

Other income, net	1,599	911	4,608	3,638

Income before income taxes	13,116	9,280	47,666	34,393
Income tax provision	4,662	4,466	16,915	15,062

Net income	$8,454	$4,814	$30,751	$19,331

Basic earnings per share	$0.34	$0.18	$1.17	$0.71
Diluted earnings per share	$0.33	$0.17	$1.13	$0.69

Weighted average number of shares:
Basic	25,066	27,290	26,174	27,183
Diluted	25,983	28,642	27,329	27,971

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2007		2006		2007		2006
Operating income	$11,517		$8,369		$43,058		$30,755
Stock option expense	799	(a)	1,192	(a)	4,274	(a)	6,643	(a)
Purchase amortization	1,083	(b)	1,217	(b)	4,653	(b)	4,868	(b)
Settlement charges	—		2,856	(c)	—		2,856	(c)
Acquisition-related charges	—		—		—		1,503	(d)
Asset impairment charge	—		—		—		270	(e)
Sales tax recoveries	(146)	(f)	(514	) (f)	(1,438)	(d)	(1,570)	(f)

Adjusted operating income (Non-GAAP)	$13,253		$13,120		$50,547		$45,325

Income tax provision	$4,662		$4,466		$16,915		$15,062
Stock option expense	283	(a)	201	(a)	1,517	(a)	1,373	(a)
Purchase amortization	385	(b)	469	(b)	1,652	(b)	1,874	(b)
Settlement charges	—		312	(c)	—		312	(c)
Acquisition-related charges	—		—		—		579	(d)
Asset impairment charge	—		—		—		104	(e)
Sales tax recoveries	(51)	(f)	(198)	(f)	(510)	(f)	(605)	(f)

Adjusted income tax provision (Non-GAAP)	$5,279		$5,250		$19,574		$18,699

Net income	$8,454		$4,814		$30,751		$19,331
Stock option expense	516	(a)	991	(a)	2,757	(a)	5,270	(a)
Purchase amortization	698	(b)	748	(b)	3,001	(b)	2,994	(b)
Settlement charges	—		2,544	(c)	—		2,544	(c)
Acquisition-related charges	—		—		—		924	(d)
Asset impairment charge	—		—		—		166	(e)
Sales tax recoveries	(95)	(f)	(316)	(f)	(928)	(f)	(965)	(f)

Adjusted Net income (Non-GAAP)	$9,573		$8,781		$35,581		$30,264

Diluted EPS	$0.33		$0.17		$1.13		$0.69
Stock option expense	$0.02	(a)	$0.03	(a)	$0.10	(a)	$0.19	(a)
Purchase amortization	$0.03	(b)	$0.03	(b)	$0.11	(b)	$0.11	(b)
Settlement charges	$—		$0.09	(c)	$—		$0.09	(c)
Acquisition-related charges	$—		$—		$—		$0.03	(d)
Asset impairment charge	$—		$—		$—		$0.01	(e)
Sales tax recoveries	$—	(f)	$(0.01)	(f)	$(0.03)	(f)	$(0.03)	(f)

Adjusted Diluted EPS (Non-GAAP)	$0.37		$0.31		$1.30		$1.08

Fully Diluted Shares	25,983		28,642		27,329		27,971

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and twelve months ended December 31, 2007 and 2006:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cost of services	22	$(45)	$343	$1,564
Research and development	171	349	645	1,086
Sales and marketing	266	379	1,381	1,493
General and administrative	340	509	1,905	2,500

Total stock option expense	$799	$1,192	$4,274	$6,643

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	The amount for 4th quarter 2006 includes legal settlements of $2.9 million pretax ($2.5 million after-tax or $.09 diluted EPS) resulting from legal disputes over the implementation of our software. We do not believe that these are common costs that result from normal operating activities.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	During 2006, we recorded an impairment charge of $270 against a $2.0 million investment in a technology company. We made our original investment in 2003. Because of the value of the investment is beyond our control and does not relate to our core operations, we have excluded the asset impairment from adjusted non-GAAP results.

(f)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$44,675	$18,449
Short term investments	17,904	90,570
Accounts receivable, net of a $6,618 and $4,901 allowance for doubtful accounts in 2007 and 2006, respectively	72,534	60,937
Deferred income taxes	6,602	5,208
Prepaid expenses and other current assets	8,646	11,939

Total current assets	150,361	187,103

Property and equipment, net	24,421	15,850
Long-term investments	10,193	22,038
Acquisition-related intangible assets, net	9,691	14,344
Goodwill, net	62,285	70,361
Deferred income taxes	9,846	481
Other assets	4,863	4,716

Total assets	$271,660	$314,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,112	$11,716
Accrued compensation and benefits	19,357	16,560
Accrued and other liabilities	10,040	13,872
Deferred revenue	31,817	29,918
Income taxes payable	8,156	4,006

Total current liabilities	78,482	76,072

Other non-current liabilities	7,473	1,681

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2007 or 2006	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 24,899,919 and 27,610,105 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	249	276
Additional paid-in capital	17,744	98,704
Retained earnings	165,189	136,321
Accumulated other comprehensive income	2,523	1,839

Total shareholders’ equity	185,705	237,140

Total liabilities and shareholders’ equity	$271,660	$314,893

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2007	2006
Operating activities:
Net income	$30,751	$19,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,617	13,247
Asset impairment charge	—	270
Stock compensation	6,199	6,762
Loss on disposal of equipment	12	22
Tax benefit of options exercised	1,835	4,546
Excess tax benefits from stock based compensation	(721)	(2,519)
Deferred income taxes	(2,759)	(574)
Unrealized foreign currency gain	(1,419)	(317)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,618)	(1,617)
Other assets	3,451	(3,483)
Prepaid retention bonus	—	1,599
Accounts payable, accrued and other liabilities	(5,339)	3,814
Income taxes	1,528	367
Deferred revenue	1,737	2,672

Net cash provided by operating activities	38,274	44,120

Investing activities:
Purchase of property and equipment	(9,401)	(9,641)
Net maturities (purchases) of investments	84,517	(38,133)
Payments in connection with various acquisitions	—	(126)

Net cash provided by (used in) investing activities	75,116	(47,900)

Financing activities:
Payment of capital lease obligations	—	(147)
Purchase of common stock	(99,931)	(16,029)
Excess tax benefits from stock based compensation	721	2,519
Proceeds from issuance of common stock from options exercised	10,910	16,156

Net cash (used in) provided by financing activities	(88,300)	2,499

Foreign currency impact on cash	1,136	311

Net change in cash and cash equivalents	26,226	(970)
Cash and cash equivalents at beginning of period	18,449	19,419

Cash and cash equivalents at end of period	$44,675	$18,449

Supplemental disclosures of cash flow information- noncash investing activity:
Tenant improvements funded by landlord	$7,918	$—

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1. GAAP and Adjusted Earnings per share by quarter are as follows:

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
GAAP Diluted EPS	$0.08	$0.25	$0.19	$0.17	$0.19	$0.32	$0.29	$0.33	$0.69	$1.13
Adjustments to GAAP:
Stock option expense	$0.04	$0.06	$0.05	$0.03	$0.03	$0.03	$0.03	$0.02	$0.19	$0.10
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.11	$0.11
Acquisition related charges	$0.02	$0.01	$—	$—	$—	$—	$—	$—	$0.03	$—
Settlement charges	$—	$—	$—	$0.09	$—	$—	$—	$—	$0.09	$—
Asset impairment charge	$—	$—	$0.01	$—	$—	$—	$—	$—	$0.01	$—
Sales tax recoveries	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.02)	$(0.01)	$—	$(0.03)	$(0.03)

Adjusted Diluted EPS	$0.16	$0.34	$0.27	$0.31	$0.23	$0.36	$0.34	$0.37	$1.08	$1.30

2. Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Revenue:
Americas	$51,143	$65,695	$60,799	$64,683	$68,446	$75,599	$69,850	$70,427	$242,320	$284,322
EMEA	6,952	6,850	6,478	7,071	5,844	9,809	10,463	10,733	27,351	36,849
Asia Pacific	4,690	5,356	5,035	4,116	3,900	4,221	4,276	3,833	19,197	16,230

	$62,785	$77,901	$72,312	$75,870	$78,190	$89,629	$84,589	$84,993	$288,868	$337,401

GAAP Operating Income (Loss):
Americas	$2,467	$10,095	$9,131	$11,054	$8,734	$12,338	$8,894	$10,334	$32,747	$40,300
EMEA	245	3	(839)	(2,226)	(1,321)	1,145	1,432	1,166	(2,817)	2,422
Asia Pacific	401	739	144	(459)	(131)	189	261	17	825	336

	$3,113	$10,837	$8,436	$8,369	$7,282	$13,672	$10,587	$11,517	$30,755	$43,058

Adjustments (pre-tax):
Americas:
Stock option expense	$1,558	$1,819	$1,700	$1,177	$1,082	$1,090	$1,184	$816	$6,254	$4,172
Purchase amortization	1,217	1,217	1,217	1,217	1,195	1,195	1,180	1,083	4,868	4,653
Acquisition related charges	722	607	174	—	—	—	—	—	1,503	—
Settlement charges	—	—	—	810	—	—	—	—	810	—
Asset impairment charge	—	—	270	—	—	—	—	—	270	—
Sales tax recoveries	(267)	(465)	(324)	(514)	(373)	(650)	(269)	(146)	(1,570)	(1,438)

	$3,230	$3,178	$3,037	$2,690	$1,904	$1,635	$2,095	$1,753	$12,135	$7,387

EMEA:
Stock option expense	$118	$125	$131	$15	$39	$40	$40	$(17)	$389	$102
Settlement charges	—	—	—	2,046	—	—	—	—	2,046	—

	$118	$125	$131	$2,061	$39	$40	$40	$(17)	$2,435	$102

Total Adjustments	$3,348	$3,303	$3,168	$4,751	$1,943	$1,675	$2,135	$1,736	$14,570	$7,489

Adjusted non-GAAP Operating Income (Loss):
Americas	$5,697	$13,273	$12,168	$13,744	$10,638	$13,973	$10,989	$12,087	$44,882	$47,687
EMEA	363	128	(708)	(165)	(1,282)	1,185	1,472	1,149	(382)	2,524
Asia Pacific	401	739	144	(459)	(131)	189	261	17	825	336

	$6,461	$14,140	$11,604	$13,120	$9,225	$15,347	$12,722	$13,253	$45,325	$50,547

3. Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Professional services	$31,801	$34,376	$36,105	$34,105	$38,831	$39,865	$41,488	$38,946	$136,387	$159,130
Customer support and software enhancements	13,361	14,055	14,944	15,774	15,969	15,998	16,949	18,107	58,134	67,023

Total services revenue	$45,162	$48,431	$51,049	$49,879	$54,800	$55,863	$58,437	$57,053	$194,521	$226,153

4. Hardware and other revenue includes the following items (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Hardware revenue	$4,471	$5,424	$3,326	$4,967	$6,666	$7,270	$5,614	$5,661	$18,188	$25,211
Billed Travel	2,076	2,799	2,720	2,021	2,971	3,098	3,235	3,702	9,616	13,006

Total Hardware and other revenue	$6,547	$8,223	$6,046	$6,988	$9,637	$10,368	$8,849	$9,363	$27,804	$38,217

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5. Impact of Currency Fluctuation
The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Revenue	$(853)	$(158)	$251	$779	$748	$992	$1,049	$1,231	$19	$4,020
Costs and Expenses	(823)	(324)	53	1,030	858	1,306	1,629	1,892	(64)	5,685
Operating Income	(30)	166	198	(251)	(110)	(314)	(580)	(661)	83	(1,665)
Foreign currency gains (losses) in other income	98	275	(34)	(91)	(22)	(602)	897	892	248	1,165

	$68	$441	$164	$(342)	$(132)	$(916)	$317	$231	$331	$(500)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Operating Income	$53	$145	$235	$(32)	$(14)	$(443)	$(693)	(725)	$401	$(1,875)
Foreign currency gains (losses) in other income	(30)	25	87	(136)	(82)	(536)	(312)	(248)	(54)	(1,178)

Total impact of changes in the Indian Rupee	$23	$170	$322	$(168)	$(96)	$(979)	$(1,005)	$(973)	$347	$(3,053)

6. Capital expenditures are as follows (in thousands):

	2006				2007				2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Capital expenditures	$2,195	$2,603	$2,731	$2,112	$2,956	$3,511	$1,467	$1,467	$9,641	$9,401

7. Stock Repurchase Activity
During 2007, we repurchased 3.6 million shares of common stock totaling $100 million at an average price of $28.05. In 2006 for the full year, we repurchased 0.8 million shares of common stock totaling $16.0 million at an average cost of $20.73.